SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                           Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                               RIVIANA FOODS INC.
                (Name of Registrant as Specified in its Charter)

      _____________________________________________________________________
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

      2.    Aggregate number of securities to which transaction applies:

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      4.    Proposed maximum aggregate value of transaction:

      5.    Total fee paid:

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1.    Amount Previously Paid:
      2.    Form, Schedule or Registration Statement No.:
      3.    Filing Party:
      4.    Date Filed:

[RIVIANA LOGO]

RIVIANA FOODS INC.      2777 ALLEN PARKWAY, HOUSTON, TEXAS 77019-2141
                        TEL. (713) 529-3251

                               September 30, 1997

To the Stockholders of Riviana Foods Inc.:

     The Annual Meeting of Stockholders of Riviana Foods Inc. will be held at the Riviana Building, Plaza I, 2777 Allen Parkway, Houston, Texas 77019-2141, at 9:00 a.m., Central Time, on Wednesday, October 22, 1997.

     A Notice of Annual Meeting of Stockholders, proxy and Proxy Statement, which contains information about the matters to be acted upon at the Annual Meeting, are enclosed. The Company's 1997 Annual Report, which is not a part of the enclosed Proxy Statement, is also enclosed and provides additional information regarding the financial results of the Company in fiscal year 1997. Holders of the Company's Common Stock are entitled to vote at the Annual Meeting on the basis of one vote for each share held.

     All stockholders of the Company are cordially invited to attend the Annual Meeting. If you cannot attend, please assist us in preparing for the Annual Meeting by promptly completing, signing, dating and returning your proxy. Even though you return your completed and signed proxy, you still will retain the right to revoke your proxy designation at any time prior to the Annual Meeting and vote in person if you wish. The prompt return of proxies will ensure a quorum and save the Company the expense of further solicitation.

                                          Very truly yours,
                                      /s/ FRANK A. GODCHAUX III
                                          Frank A. Godchaux III
                                          CHAIRMAN OF THE BOARD

     WHETHER YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING OR NOT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY. IF YOU ATTEND THE ANNUAL MEETING, YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.

                               RIVIANA FOODS INC.
                               2777 ALLEN PARKWAY
                           HOUSTON, TEXAS 77019-2141

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD OCTOBER 22, 1997

To the Stockholders of Riviana Foods Inc.:

     Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Riviana Foods Inc. (the "Company") will be held at the Riviana Building, Plaza I, 2777 Allen Parkway, Houston, Texas 77019-2141, at 9:00 a.m., Central Time, on Wednesday, October 22, 1997, for the following purposes:

          1. To elect eleven persons to serve as directors until the 1998 annual meeting of stockholders and until their successors have been elected and have qualified;

          2. To adopt the 1997 Stock Option Plan as more fully described under "Proposal No. 2;"

          3. To ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending June 28, 1998; and

          4. To transact such other business as may properly come before the Annual Meeting, or any adjournment or adjournments thereof.

     Stockholders of record at the close of business on September 25, 1997 will be entitled to notice of and to vote at the Annual Meeting, or any adjournment or adjournments thereof. All stockholders of the Company are cordially invited to attend the Annual Meeting. Those who will not attend and who wish their shares voted are requested to complete, sign, date and return promptly the enclosed proxy for which a stamped return envelope is provided.

                                          By Order of the Board of Directors
                                      /s/ ELIZABETH B. WOODARD
                                          Elizabeth B. Woodard
                                          SECRETARY

Houston, Texas
September 30, 1997

     WHETHER YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING OR NOT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY. IF YOU ATTEND THE ANNUAL MEETING, YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.

                               RIVIANA FOODS INC.
                               2777 ALLEN PARKWAY
                           HOUSTON, TEXAS 77019-2141
                           --------------------------
                                PROXY STATEMENT
                           --------------------------

                    SOLICITATION AND REVOCABILITY OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Riviana Foods Inc., a Delaware corporation (the "Company"), for use at the annual meeting of stockholders to be held at the Riviana Building, Plaza I, 2777 Allen Parkway, Houston, Texas 77019-2141, at 9:00 a.m., Central Time, on Wednesday, October 22, 1997, or at any adjournment or adjournments thereof (such meeting and any adjournments thereof collectively referred to as the "Annual Meeting"). Copies of the Notice of Annual Meeting of Stockholders, proxy and Proxy Statement are being mailed to stockholders on or about September 30, 1997.

     In addition to solicitation by mail, solicitation of proxies may be made by personal interview, special letter, telephone or telecopy by the officers, directors and employees of the Company. Brokerage firms will be requested to forward proxy materials to beneficial owners of shares registered in their names and will be reimbursed for their expenses. The cost of solicitation of proxies will be borne by the Company.

     A proxy received by the Board of Directors of the Company may be revoked by the stockholder giving the proxy at any time before it is exercised. A stockholder may revoke a proxy by notification in writing to the Company at 2777 Allen Parkway, Houston, Texas 77019-2141, Attention: Secretary. A proxy may also be revoked by execution of a proxy bearing a later date or by attendance at the Annual Meeting and voting by ballot. A proxy in the form accompanying this Proxy Statement, when properly executed and returned, will be voted in accordance with the instructions contained therein. A proxy received by management which does not withhold authority to vote or on which no specification has been indicated will be voted in favor of the proposals set forth in this Proxy Statement and for the nominees for the Board of Directors of the Company named in Proposal No. 1 of this Proxy Statement. A majority of the outstanding shares of common stock, par value $1.00 per share (the "Common Stock"), will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

     At the date of this Proxy Statement, management of the Company does not know of any business to be presented at the Annual Meeting other than those matters which are set forth in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement. If any other business should properly come before the Annual Meeting, it is intended that the shares represented by proxies will be voted with respect to such business in accordance with the judgment of the persons named in the proxy.

             COMMON STOCK OUTSTANDING AND PRINCIPAL HOLDERS THEREOF

     The Board of Directors has fixed the close of business on September 25, 1997, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. At the record date there were outstanding 15,755,660 shares of Common Stock and the holders thereof will be entitled to one vote for each share of Common Stock held of record by them on the record date for each proposal to be presented at the Annual Meeting.

     The following table sets forth information with respect to the shares of Common Stock (the only outstanding class of voting securities of the Company) owned of record and beneficially as of September 25, 1997, unless otherwise specified, by (a) each named executive officer and director, (b) all persons who own of record or are known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock and (c) all directors, nominees for director and executive officers of the Company as a group:

                                        AMOUNT AND
                                        NATURE OF
                                        BENEFICIAL      PERCENT
      NAME OF BENEFICIAL OWNER          OWNERSHIP      OF CLASS
-------------------------------------   ----------     ---------
Joseph A. Hafner, Jr. ...............     991,418 (1)      6.3%
  P.O. Box 2636
  Houston, Texas 77252-2636
W. David Hanks ......................     266,000 (2)      1.7
E. Wayne Ray, Jr. ...................      84,000            *
Ranvir B. Mohindra ..................      64,000            *
Christopher L. Haines ...............      35,000            *
Frank A. Godchaux III ...............     839,000 (3)      5.3
  P.O. Box 278
  Abbeville, Louisiana 70511-0278
Charles R. Godchaux .................   6,097,100 (4)     38.7
  P.O. Box 278
  Abbeville, Louisiana 70511-0278
Leslie K. Godchaux ..................   5,586,200 (5)     35.5
  P.O. Box 278
  Abbeville, Louisiana 70511-0278
W. Elton Kennedy ....................     123,000 (6)        *
E. James Lowrey .....................      12,000            *
Theresa G. Payne ....................   5,561,000 (7)     35.3
  P.O. Box 278
  Abbeville, Louisiana 70511-0278
Patrick W. Rose .....................       3,000 (8)        *
Thomas B. Walker, Jr. ...............     120,000            *
Mary G. Wieck .......................      13,200 (9)        *
Abbeville Family Partnership, L.P. ..   5,537,000 (10)    35.2
  P.O. Box 269
  Abbeville, Louisiana 70511-0269
All directors and executive officers
  as a group (23 persons) ...........   8,954,482 (11)    56.9
------------
  *  Less than 1.0%

 (1) Includes (a) 321,866 shares owned beneficially and of record by Mr. Hafner,
     (b) 5,136 shares owned of record by a custodian for the benefit of Mr. Hafner's minor child, which custodian exercises sole voting and investment authority with respect to said shares and as to which Mr. Hafner disclaims beneficial ownership, (c) 308,208 shares held in trust for the benefit of Mr. Hafner as to which he exercises sole voting and investment authority,
     (d) 308,208 shares held in trust for the benefit of Mr. Hafner's wife as to which she exercises sole voting and investment authority and as to which Mr. Hafner disclaims beneficial ownership and (e) 48,000 shares held in various trusts, as to 24,000 shares of which Mr. Hafner exercises sole voting and investment authority, and as to 24,000 shares of which he shares voting and investment authority with a co-trustee.

 (2) Includes (a) 255,000 shares owned beneficially and of record by Mr. Hanks and (b) 11,000 shares owned of record by his wife in her capacity as custodian for the benefit of Mr. Hanks' children, as to

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)
     which she as custodian exercises sole voting and investment authority, and as to which Mr. Hanks disclaims beneficial ownership.

 (3) Includes (a) 539,000 shares owned beneficially and of record by Mr. F.A. Godchaux and (b) 300,000 shares owned of record by Mr. F.A. Godchaux's wife who exercises sole voting and investment authority with respect thereto, and as to which Mr. F.A. Godchaux disclaims beneficial ownership. The amount in the table excludes 421,435 shares owned of record by a limited partnership, as to which the three general partners share voting and investment authority, and with respect to which Mr. F.A. Godchaux has a limited partnership interest and an indirect ownership interest in his capacity as a shareholder of a corporate general partner of the limited partnership.

 (4) Includes (a) 559,100 shares owned beneficially and of record by Mr. C.R. Godchaux, (b) 1,000 shares owned beneficially and of record by Mr. C.R. Godchaux's wife who exercises sole voting and investment authority with respect thereto, and as to which Mr. C.R. Godchaux disclaims beneficial ownership and (c) 5,537,000 shares owned of record by a limited partnership, with respect to which Mr. C.R. Godchaux, in his capacity as president of a corporate general partner of the limited partnership, shares voting and investment authority with two other general partners. The amount in the table excludes 12,000 shares held in various trusts for the benefit of Mr. C.R. Godchaux, as to which the respective trustees of said trusts exercise sole voting and investment authority.

 (5) Includes (a) 12,000 shares owned beneficially and of record by Ms. L.K. Godchaux, (b) 1,200 shares owned of record by Ms. L.K. Godchaux's husband who exercises sole voting and investment authority with respect thereto, and as to which Ms. L.K. Godchaux disclaims beneficial ownership, (c) 5,537,000 shares owned of record by a limited partnership, in which Ms. L.K. Godchaux is a general partner and (d) 36,000 shares held in various trusts, as to 12,000 shares of which Ms. L.K. Godchaux exercises sole voting and investment authority, and as to 24,000 shares of which she shares voting and investment authority with a co-trustee.

 (6) Includes (a) 94,000 shares owned beneficially and of record by Mr. Kennedy,
     (b) 9,800 shares owned of record by Mr. Kennedy's wife who exercises sole voting and investment authority with respect thereto, and as to which Mr. Kennedy disclaims beneficial ownership and (c) 19,200 shares held in trust for the benefit of Mr. Kennedy's children, as to which he exercises sole voting and investment authority as trustee.

 (7) Includes (a) 12,000 shares owned beneficially and of record by Mrs. Payne,
     (b) 12,000 shares held in a trust as to which Mrs. Payne exercises sole voting and investment authority in her capacity as trustee and (c) 5,537,000 shares owned of record by a limited partnership with respect to which Mrs. Payne, in her capacity as Chairman of the Board of a corporate general partner of the limited partnership, shares voting and investment authority with two other general partners.

 (8) Includes 3,000 shares held in a family trust, as to which Mr. Rose shares voting and investment authority with a co-trustee.

 (9) Includes (a) 12,000 shares owned beneficially and of record by Mrs. Wieck and (b) 1,200 shares owned of record by Mrs. Wieck's husband who exercises sole voting and investment authority with respect thereto, and as to which Mrs. Wieck disclaims beneficial ownership. The amount in the table excludes 320,377 shares owned of record by a limited partnership, as to which the three general partners share voting and investment authority, and with respect to which Mrs. Wieck has a limited partnership interest and an indirect ownership interest in her capacity as a shareholder of a corporate general partner of the limited partnership.

(10) Voting and investment authority of shares owned by Abbeville Family Partnership, L.P. is exercised by Mr. C.R. Godchaux, Ms. L.K. Godchaux and Mrs. Payne, who are direct or indirect general partners of the partnership. See notes (4), (5) and (7).

(11) Notes (1), (2), (3), (4), (6), (7), (8) and (9) apply.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

GENERAL

     Eleven directors are to be elected at the Annual Meeting. The persons named as proxy holders in the accompanying proxy intend to vote each properly signed and submitted proxy for the election as a director of each of the persons named as a nominee below unless authority to vote in the election of directors is withheld on such proxy. If, for any reason, at the time of the election any of such nominees should be unable to serve, the proxy will be voted for a substitute nominee or nominees selected by the Board of Directors. Directors are elected by a plurality of votes cast at the Annual Meeting. Pursuant to the Company's Bylaws, any nomination of other persons to be elected as directors at the Annual Meeting may only be made by a stockholder who (a) is the record or beneficial owner of at least $1,000 in market value of the Common Stock, (b) has held such Common Stock for at least one year and (c) continues to hold such Common Stock through the date on which the Annual Meeting is held, and the nomination must be received at the Company's principal business office not less than 120 calendar days in advance of the date of the Company's notice sent to stockholders for the previous year's annual meeting of stockholders.

     Unless otherwise specified, all properly executed proxies received by the Company will be voted for the election of Frank A. Godchaux III, Charles R. Godchaux, Joseph A. Hafner, Jr., W. David Hanks, E. Wayne Ray, Jr., W. Elton Kennedy, E. James Lowrey, Theresa G. Payne, Patrick W. Rose, Thomas B. Walker, Jr. and Mary G. Wieck to hold office until the 1998 annual meeting of stockholders and until each of their respective successors is elected and qualified.

     THE COMPANY RECOMMENDS VOTING "FOR" THE NOMINEES.

     The following table sets forth the name and age of each nominee listed in the enclosed form of proxy, the year the nominee became a director of the Company or the Company's predecessors and the nominee's principal position with the Company.

                                               DIRECTOR
                NAME                    AGE     SINCE                         POSITION
-------------------------------------   ---    --------   ------------------------------------------------
Frank A. Godchaux III ...............    70      1965     Chairman of the Board of Directors
Charles R. Godchaux .................    66      1965     Vice Chairman of the Board of Directors
Joseph A. Hafner, Jr. ...............    52      1986     President, Chief Executive Officer and Director
W. David Hanks ......................    52      1986     Executive Vice President, Assistant Secretary
                                                            and Director
E. Wayne Ray, Jr. ...................    56      1986     Vice President, Chief Financial Officer,
                                                            Treasurer and Director
W. Elton Kennedy ....................    51      1986     Director
E. James Lowrey .....................    69      1994     Director
Theresa G. Payne ....................    43      1994     Director
Patrick W. Rose .....................    55      1995     Director
Thomas B. Walker, Jr. ...............    73      1986     Director
Mary G. Wieck .......................    41      1996     Director

     Frank A. Godchaux III has served as Chairman of the Board since 1965 and has served as a consultant to the Company since 1985. Mr. F.A. Godchaux also manages personal and family investments and is a director of Sysco Corporation and The Walker Companies.

     Charles R. Godchaux has served as Vice Chairman of the Board and Chairman of the Executive Committee since 1986. Mr C.R. Godchaux served as an executive officer of the Company from 1956 to June 1994, when he retired as an employee and was retained as a consultant to the Company.

     Joseph A. Hafner, Jr. has been with the Company since 1972 and has served as President since 1980 and Chief Executive Officer since 1984. Mr. Hafner has been a Director since 1986.

     W. David Hanks was with the Company from 1974 until 1982 and has served as Executive Vice President and a Director since 1986 when he rejoined the Company. Mr. Hanks has served as Assistant Secretary since 1991.

     E. Wayne Ray, Jr. has been with the Company since 1966 and has served as Vice President, Chief Financial Officer, Treasurer and a Director since 1986.

     W. Elton Kennedy serves as President of Kennedy Rice Dryers, Inc. and Kennedy Rice Farms, Inc., both based in Mer Rouge, Louisiana. Mr. Kennedy also serves as a director of a division of Regions Bank of Louisiana and President of Delta Land and Farm Management Company, Inc. Mr. Kennedy has been a Director since 1986.

     E. James Lowrey served as Executive Vice President -- Finance and Administration of Sysco Corporation for over five years until his retirement in 1993. Since that time, Mr. Lowrey has managed personal investments. Mr. Lowrey was a Director of Sysco Corporation for twelve years and currently is a director of Hi-Lo Automotive Inc. and Profit Recovery Group International, Inc.

     Theresa G. Payne has managed personal investments for the past five years. Mrs. Payne has been a Director since 1994.

     Patrick W. Rose is a director of Van Camp Seafood Company, Inc. and was Chairman of the Board, President and Chief Executive Officer until his retirement in 1997. Van Camp Seafood Company, Inc. filed a voluntary Chapter 11 bankruptcy petition on April 11, 1997 to facilitate the sale of its assets to Tri-Union Seafoods LLC. Mr. Rose is also a Director of International House of Pancakes, Inc. Mr. Rose has been a Director since 1995.

     Thomas B. Walker, Jr. is a limited partner of The Goldman Sachs Group, L.P., the parent of Goldman, Sachs & Co., an investment banking firm, and manages personal and family investments. Mr. Walker is also a director of A.H. Belo Corporation, NCH Corporation and Sysco Corporation. He has been a Director since 1986.

     Mary G. Wieck has managed personal investments for the past five years. Mrs. Wieck has been a Director since 1996.

     Frank A. Godchaux III and Charles R. Godchaux are brothers. Mary G. Wieck is the daughter of Frank A. Godchaux III, and Theresa G. Payne is the daughter of Charles R. Godchaux.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During the Company's last fiscal year, the Board of Directors held four meetings. The Board of Directors has an Executive Committee, Audit Committee, and Compensation and Stock Option Committee. Each director attended at least 75% of the meetings of the Board of Directors and the meetings of the committees on which the director serves.

     The Executive Committee, which is composed of Frank A. Godchaux III, Charles R. Godchaux, Joseph A. Hafner, Jr., W. David Hanks, E. James Lowrey and Thomas B. Walker, Jr., did not hold any meetings during the last fiscal year. The Executive Committee has the authority to exercise all powers of the Board of Directors in the management of the business and affairs of the Company during intervals between meetings of the Board of Directors, except that it has no authority to propose amendments to the Restated Certificate of Incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the Company's assets or its dissolution, or amend the Bylaws.

     The Audit Committee, which is composed of W. Elton Kennedy, E. James Lowrey and Patrick W. Rose, met on two occasions during the last fiscal year. The Audit Committee meets with appropriate financial and legal personnel of the Company and the independent public accountants to review the internal controls of the Company and to review its financial reporting. The Audit Committee also recommends to the Board of Directors the appointment of the independent public accountants to serve as auditors in examining the financial statements of the Company. The Audit Committee is charged with the responsibility of reviewing and overseeing all material transactions and material proposed transactions between the Company and one or more of its directors or executive officers, or their affiliates, with a view to assuring that all such transactions will be (a) on terms no less favorable to the Company than would be available with unaffiliated third parties and (b) ratified by a majority of independent directors who have no interest in such transactions.

     The Compensation and Stock Option Committee, which is composed of E. James Lowrey, Patrick W. Rose and Thomas B. Walker, Jr., met on two occasions during the last fiscal year. The Compensation and Stock Option Committee (a) makes recommendations to the Board of Directors concerning the election of the Company's officers, (b) reviews the employee compensation and benefit plans and sets the compensation for officers of the Company, (c) awards bonuses to officers of the Company, (d) assumes responsibility for all broad-based compensation and benefit programs of the Company and (e) administers the Company's Employee Stock Option Plan.

DIRECTOR COMPENSATION

     Directors who are not employed by or consultants to the Company receive an annual retainer of $4,000 and fees of $1,500 for each Board of Directors meeting attended and $500 for each committee meeting attended in person or by telephone conference that is not held in conjunction with a Board of Directors meeting. Non-employee directors are also reimbursed for expenses incurred in attending meetings in person or by telephone conference.

EXECUTIVE OFFICERS

     The following table sets forth the names, ages and positions of the persons who are not directors and who are executive officers of the Company:

      NAME                  AGE           POSITION
-------------------------   ---    ---------------------------------------------
Alfonso Bocaletti........    54    Vice President
Andre G. Boost...........    64    Vice President
Ian W. Boyle.............    61    Vice President
Thomas M. Forshee........    51    Vice President Sales
Christopher L. Haines....    52    Vice President Marketing
Ranvir B. Mohindra.......    48    Vice President Technical Services
Jack M. Nolingberg.......    64    Vice President Industrial Relations
Paul R. Stevens..........    44    Vice President
David E. Van Oss.........    48    Vice President Commodity & International
Richard F. Vincent.......    60    Vice President Manufacturing Operations
Elizabeth B. Woodard.....    44    Vice President, General Counsel and Secretary

     Alfonso Bocaletti, Andre G. Boost, Ian W. Boyle, Thomas M. Forshee, Christopher L. Haines, Ranvir B. Mohindra, Jack M. Nolingberg, Paul R. Stevens, Richard F. Vincent and Elizabeth B. Woodard have each served in their respective positions with the Company set forth in the foregoing table for over five years. David E. Van Oss became Vice President Commodity & International in February 1995, and prior to that time, served in various capacities with the Company for over five years.

     The executive officers serve at the pleasure of the Board of Directors.

COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION+

     The following report has been provided by the Compensation and Stock Option Committee (the "Committee") of the Board of Directors. This report summarizes the Company's current overall compensation philosophy and program objectives. Detailed descriptions of the Company's compensation programs are provided as well as the bases for the Company's fiscal 1997 compensation for the Company's named executive officers, including the Chief Executive Officer ("CEO").

  OVERALL OBJECTIVES OF THE EXECUTIVE COMPENSATION PROGRAM

     The Company's executive compensation philosophy and program objectives primarily are directed by two guiding principles. First, the program is intended to provide competitive levels of compensation, at expected levels of performance, in order to attract, motivate and retain talented executives. Second, the program is intended to create an alignment of interests between the Company's executives and stockholders so that a significant portion of each executive's compensation is directly linked to maximizing stockholder value.

     In support of this philosophy, the executive compensation program is designed to reward performance that is directly relevant to the Company's short-term and long-term success. The Company attempts to provide both short-term and long-term incentive compensation that varies based on corporate and individual performance.

     The executive compensation program has been structured with three primary components: base salary, annual incentives (I.E. bonus plan), and long-term incentives (I.E. stock options). The following sections of this report describe the Company's plans by component of compensation and discuss how each component relates to the Company's overall executive compensation philosophy.

     In this report, reference is made to the use of competitive market data as a criterion for establishing targeted compensation levels. The Company targets the market 50th percentile for its total compensation program. The Company utilizes published survey data and data obtained from independent consultants for general industry and food industry companies similar in size to the Company. The published surveys include data on over 100 companies of comparable size to the Company, as measured by revenues.

  BASE SALARY PROGRAM

     The Company's base salary program is based on a philosophy of providing base compensation levels at or near the market 50th percentile. The Company periodically reviews its executive compensation levels to assure consistency with the external market. The Company believes it is important to provide competitive salaries over time in order to attract and retain talented executives.

     Annual base salary adjustments for the Company are based on several factors: general levels of market salary increases, individual performance, competitive base salary levels and the Company's overall financial results. For purposes of determining base salary adjustments, the Company reviews performance qualitatively, considering total stockholder returns, the level of earnings, and each individual's contributions. These criteria are assessed qualitatively and are not weighted. All base salary adjustments are based on a philosophy of pay-for-performance and an individual's value to the Company. As a result, employees with higher levels of performance sustained over time will be paid correspondingly higher salaries.

     All the Company's named executive officers, including the CEO, received a base salary increase of approximately 3.5% in fiscal 1997. This base salary increase was based on general market movement of executive base salaries and a qualitative assessment (based on the factors discussed above) that the named executive officers' performances met the Committee's expectations.

------------------

+ Notwithstanding filings by the Company with the Securities and Exchange
  Commission ("SEC") that have incorporated or may incorporate by reference other SEC filings (including this Proxy Statement) in their entirety, this Committee Report shall not be incorporated by reference into such filings and shall not be deemed to be "filed" with the SEC except as specifically provided otherwise or to the extent required by Item 402 of Regulation S-K.

  ANNUAL BONUS PLAN

     The Company's annual bonus plan is intended to (a) reward key employees based on Company and individual performance, (b) motivate key employees and (c) provide competitive cash compensation opportunities to plan participants. Under the annual bonus plan, target award opportunities vary by individual position and are expressed as a percent of base salary consistent with the market 50th percentile award levels. The amount a particular executive may earn is directly dependent on the individual's position, responsibility and ability to impact the Company's financial success.

     The annual bonus plan consists of two key components. First, 60% of the award opportunity is tied to corporate profitability relative to an annual profit plan. Second, the remainder of the award opportunity is tied to a qualitative assessment of individual performance. Actual awards payable under the plan vary based on both profitability and individual performance. For fiscal 1997, the Company's profit closely approximated the annual profit plan. Accordingly, all named executive officers received substantially all of the total potential award opportunity based upon corporate profitability. All named executive officers received an additional award based on a qualitative assessment of individual performance and each of them received the maximum of his qualitative award opportunity based on meeting the qualitative targets.

  LONG-TERM INCENTIVE PLAN

     The Company's Long-Term Incentive Plan ("LTIP") is designed to focus executive efforts on the long-term goals of the Company and to maximize total return to stockholders. The long-term incentive device used by the Committee is stock options.

     Stock options align the interests of employees and stockholders by providing value to the executive through stock price appreciation only. All stock options granted in fiscal 1997 have a ten year term before expiration and are fully exercisable within nine years of the grant date.

     Stock option grants were made to key executives in fiscal 1997, and it is anticipated that stock option awards will be made periodically at the discretion of the Committee in the future. The Company's aggregate stock option grant levels approximate the market 50th percentile. The number of shares actually granted to individual participants was based on the individual's position and level of responsibility within the Company. These factors were assessed subjectively and are not weighted.

     The Committee granted 10,000 stock options at 100% of fair market value to the CEO in fiscal 1997. 50% of these options vests equally over a five-year period beginning one year from the date of the grant; the other 50% vests equally over a five-year period upon achievement of certain corporate profitability standards determined by the Committee on the date of the grant of the options.

  SECTION 162(M)

     Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), public companies are precluded from receiving a tax deduction on compensation paid to executive officers in excess of $1,000,000. The Company anticipates that all of its stock option grants satisfy the requirements of
Section 162(m). None of the named executive officers have had cash compensation in excess of $1,000,000 in fiscal 1997.

                    Compensation and Stock Option Committee

                        Thomas B. Walker, Jr., Chairman
                                E. James Lowrey
                                Patrick W. Rose

COMPENSATION AND STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 1997, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation and Stock Option Committee, (ii) a director of another entity, one of whose executive officers served on the Compensation and Stock Option Committee, or (iii) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

CERTAIN TRANSACTIONS

     Frank A. Godchaux III was formerly employed as an executive officer of the Company until his retirement as such in 1984. Mr. F.A. Godchaux received compensation of $90,000 for fiscal 1997 under an agreement pursuant to which he provided consulting services to the Company. The consulting agreement with the Company currently calls for an annual fee of $90,000 and is terminable annually by the Company.

     From time to time, the Company charters an airplane owned by Frank A. Godchaux III for business use. In fiscal 1997, Mr. F.A. Godchaux was paid $151,286 for the use of the airplane.

     Charles R. Godchaux was formerly employed as an executive officer of the Company until his retirement as such in June 1994. After Mr. C.R. Godchaux's retirement, he entered into an agreement to provide consulting services to the Company for an annual fee of $140,000. Mr. C.R. Godchaux received compensation of $140,000 for fiscal year 1997 under the consulting agreement.

     From time to time, the Company makes rice purchases from Godchaux Bros., an entity in which Frank A. Godchaux III and Charles R. Godchaux each owns a 50% interest. Such purchases, all of which were made at market prices, amounted to $248,721 in fiscal 1997. The Company also pays certain operating costs of an apartment owned by Godchaux Bros. in London, England, which totaled approximately $36,610 in fiscal 1997. The apartment is used by officers, employees and business associates of the Company and its affiliates for business meetings and overnight accommodations during business trips.

     The Company paid $1,317,761 in fiscal 1997 to W. Elton Kennedy, a director of the Company, or entities controlled by Mr. Kennedy, and $388,995 to an entity in which Mr. Kennedy is a participant, for rice purchases at market prices.

     The Company and Kennedy Rice Dryers, Inc., a corporation in which Mr. Kennedy is the principal stockholder, director and officer, each owns a 50% interest in South Lafourche Farm Partnership (the "Partnership"). During fiscal 1997, the Partnership paid $32,221 in management fees to Delta Land and Farm Management Company, Inc., a corporation in which Mr. Kennedy is a stockholder, director and officer. The Company and Mr. Kennedy are each contingently liable on a promissory note in the principal amount of $2,142,892 payable by the Partnership to the Farm Credit Bank of Texas.

     Management of the Company believes that the foregoing transactions and those described under "Compensation and Stock Option Committee Interlocks and Insider Participation" were on terms no less favorable to the Company than could normally be obtained from unaffiliated third parties. Except as set forth above, neither the Company nor its affiliates have made loans to, or loan guarantees for, officers or directors, or have engaged in material transactions with officers or directors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year, and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and written representations from reporting persons that no Form 5 was required, the Company believes that W. Elton Kennedy, E. James Lowrey, Patrick W. Rose and Thomas B. Walker, Jr. each filed a late Form 4 with respect to an automatic stock option grant in fiscal year 1995 pursuant to the Company's Amended and Restated 1995 Non-Employee Director Stock Option Plan.

COMPENSATION TABLES

     The following table sets forth compensation information for the CEO and the four most highly compensated executive officers of the Company during the Company's fiscal years 1997, 1996 and 1995, for services rendered during such years to the Company or any of its subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                                                          COMPENSATION
                                                                          ------------
                                                                             AWARDS
                                                         ANNUAL           ------------
                                                      COMPENSATION         SECURITIES
                                        FISCAL   ----------------------    UNDERLYING        ALL OTHER
    NAME AND PRINCIPAL POSITIONS         YEAR      SALARY      BONUS        OPTIONS       COMPENSATION(1)
-------------------------------------   ------   ----------  ----------   ------------    ---------------
Joseph A. Hafner, Jr.................     1997   $  347,000  $  166,600      10,000           $ 6,772
  President, Chief Executive Officer      1996      335,500     101,200      --                 9,320
  and Director                            1995      322,500     145,200      20,000             4,656
W. David Hanks.......................     1997   $  236,000  $   90,700       7,500           $ 6,835
  Executive Vice President, Assistant     1996      228,000      50,500      --                 8,433
  Secretary and Director                  1995      219,000      72,300      15,000             6,416
E. Wayne Ray, Jr.....................     1997   $  158,500  $   53,300       7,500           $ 7,535
  Vice President, Chief Financial         1996      153,000      27,000      --                 8,494
  Officer, Treasurer and Director         1995      147,000      36,800      15,000             6,543
Ranvir B. Mohindra...................     1997   $  133,500  $   32,100       4,000           $ 5,652
  Vice President Technical Services       1996      129,000      26,800      --                 6,425
                                          1995      124,000      29,500       7,500             5,038
Christopher L. Haines................     1997   $  129,500  $   31,100       4,000           $ 5,890
  Vice President Marketing                1996      125,000      26,800      --                 6,541
                                          1995      120,000      28,500       7,500             5,224

------------

(1) All other compensation amounts for fiscal 1997 include matching contributions to the Company's Savings Plan of $4,950, $5,082, $5,041, $4,405 and $4,273 and premiums for executive life insurance of $1,822, $1,753, $2,494, $1,247 and $1,617 for Messrs. Hafner, Hanks, Ray, Mohindra and Haines, respectively.

     The following tables present certain information for the fiscal year ended June 29, 1997 with respect to stock option grants made to the individuals named in the Summary Compensation Table above.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                   POTENTIAL REALIZABLE
                                                         INDIVIDUAL GRANTS (1)                       VALUE AT ASSUMED
                                        -------------------------------------------------------        ANNUAL RATES
                                                        PERCENT OF                                    OF STOCK PRICE
                                        NUMBER OF     TOTAL OPTIONS                                    APPRECIATION
                                        SECURITIES      GRANTED TO      EXERCISE                   FOR OPTION TERMS(2)
                                        UNDERLYING      EMPLOYEES       PRICE PER    EXPIRATION   ----------------------
                NAME                     OPTIONS      IN FISCAL 1997      SHARE         DATE          5%         10%
-------------------------------------   ----------    --------------    ---------    ----------   ----------  ----------
Joseph A. Hafner, Jr. ...............     10,000           4.97%         $ 16.375      8/16/06    $  102,982  $  260,968
W. David Hanks.......................      7,500           3.72%         $ 16.375      8/16/06    $   77,237  $  195,726
E. Wayne Ray, Jr.....................      7,500           3.72%         $ 16.375      8/16/06    $   77,237  $  195,726
Ranvir B. Mohindra...................      4,000           1.99%         $ 16.375      8/16/06    $   41,193  $  104,387
Christopher L. Haines................      4,000           1.99%         $ 16.375      8/16/06    $   41,193  $  104,387

------------

(1) 201,350 stock options were granted in fiscal 1997.

(2) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the price of the Common Stock.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                          NUMBER OF
                                                                         SECURITIES           VALUE OF
                                                                         UNDERLYING         UNEXERCISED
                                                                         UNEXERCISED        IN-THE-MONEY
                                                                       OPTIONS/SARS AT      OPTIONS/SARS
                                          SHARES                         FY-END (#)       AT FY-END($)(1)
                                        ACQUIRED ON       VALUE         EXERCISABLE/        EXERCISABLE/
                NAME                    EXERCISE(#)    REALIZED($)      UNEXERCISABLE      UNEXERCISABLE
-------------------------------------   -----------    ------------    ---------------    ----------------
Joseph A. Hafner, Jr. ...............      --             --             8,000/22,000     $60,000/$121,250
W. David Hanks.......................      --             --             6,000/16,500     $45,000/$ 90,938
E. Wayne Ray, Jr. ...................      --             --             6,000/16,500     $45,000/$ 90,938
Ranvir B. Mohindra...................      --             --              3,000/8,500     $22,500/$ 46,250
Christopher L. Haines................      --             --              3,000/8,500     $22,500/$ 46,250

------------

(1) Value of the exercisable and unexercisable options is calculated on the basis of the difference between the option exercise price and $19.50, the closing market price of the Common Stock as reported by the Nasdaq National Market on June 27, 1997 (the last business day before the fiscal year end).

RETIREMENT PLAN

     The Company maintains a qualified Retirement Plan (the "Retirement Plan") that covers all United States employees of the Company, including the executive officers, who have completed one year of service and attained the age of 21. Normal retirement benefits, payable upon retirement at age 65, equal the sum of the employee's annual retirement benefits accumulated on June 30, 1989 (the "June 30, 1989 Accrued Benefit"), if any, plus an annual benefit equal to 2%
of the employee's cumulative compensation after June 30, 1989. The June 30, 1989 Accrued Benefit is determined by multiplying 2% of the employee's average compensation for the highest five consecutive years prior to June 30, 1989 by the employee's years of credited service at age 65 (not to exceed 35 years) and subtracting from this amount 1% of the employee's estimated Social Security benefits multiplied by the employee's years of credited service at age 65 (not to exceed 30 years), prorated to reflect service through June 30, 1989 only. For years beginning on or after July 1, 1989 and prior to July 1, 1994, compensation on which the Retirement Plan benefits are calculated is limited to $200,000 per year as adjusted in accordance with the Code, and for years beginning on or after July 1, 1994, $150,000 per year as adjusted in accordance with the Code.

     In order to provide additional retirement benefits to employees whose benefits under the Retirement Plan are limited by restrictions imposed by the Code, including annual benefit limitations and the compensation limitations described above ("Code Limitations"), the Company adopted a Benefit
Restoration Plan (the "Benefit Restoration Plan") effective December 1, 1988 for the benefit of designated officers ("Initial Participants") and for other executive employees who may be designated as participants after December 1, 1988 ("New Participants"). There are five Initial Participants, Messrs. Hafner, Hanks, Ray, Mohindra and Haines. Under the Benefit Restoration Plan, the retirement benefit payable at age 65 is equal to the excess of:

     (a)  in the case of New Participants,

          (i) the benefit that would have been payable under the Retirement Plan in accordance with the formula described above in the first paragraph, but without Code Limitations, over

          (ii) the benefit actually payable under (A) the Retirement Plan (which takes into account the Code Limitations), and (B) the Company's Management Security Program, described below, taken together; and

     (b)  in the case of Initial Participants,

          (i) 2% of the employee's average compensation for the five consecutive years prior to the employee's retirement multiplied by the employee's years of credited service (not to exceed 35 years) minus 1% of the employee's estimated Social Security benefits multiplied by the employee's years of credited service (not to exceed 30 years), over

          (ii) the sum of (A) the benefit determined under the formula set forth in paragraph (b)(i) above, but limited by the Code Limitations as in effect on June 30, 1989 (to be indexed in subsequent years), and (B) the benefit actually payable under the Company's Management Security Program, taken together.

     The Management Security Program was established by the Company in 1975 to provide supplemental retirement income benefits to designated employees based on an individualized formula. The Management Security Program was frozen in 1977 and no participants have been added or benefits increased since that time. There is currently one retired employee receiving benefits under the Management Security Program, and five active employees covered by it, including Messrs. Hafner, Hanks and Ray.

     The total estimated annual benefits under the Retirement Plan, the Benefit Restoration Plan, and the Management Security Program, taken together, payable upon retirement at age 65 in a life annuity form are: $361,000 for Mr. Hafner; $186,400 for Mr. Hanks; $115,000 for Mr. Ray; $92,600 for Mr. Mohindra, and $89,900 for Mr. Haines. Other forms of benefit payment may be available or operative under such plans.

PERFORMANCE GRAPH

     The following performance graph provided by Research Data Group compares the performance of the Company's Common Stock to the S & P Mid-Cap 400 Index and a Peer Group Index on the last day of each fiscal year through the end of fiscal 1997 and beginning March 7, 1995, the date on which the Common Stock was registered under Section 12 of the Exchange Act. The Peer Group Index consists of companies of similar market capitalization to the Company in the food industry and is composed of Dean Foods Company, Eskimo Pie Corporation, GoodMark Foods, Inc., International Multifoods Corporation, Interstate Bakeries Corporation, Lance, Inc., Ralcorp Holdings Incorporated and Universal Foods Corporation. The performance graph assumes that $100 was invested on March 7, 1995 in the Company's Common Stock and on February 28, 1995 in the Indices and that dividends are reinvested.

                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

                    3/07/95    6/95      6/96      6/97
                    -------    ----      ----      ----
RIVIANA FOODS INC.    100       108       126       166
PEER GROUP            100       102       104       150
S&P MIDCAP 400        100       111       134       166

              PROPOSAL NO. 2 -- ADOPTION OF 1997 STOCK OPTION PLAN

     The Board of Directors of the Company has adopted, subject to approval by stockholders, the Riviana Foods Inc. 1997 Stock Option Plan (the "1997 Plan"), and has directed that the 1997 Plan be submitted to the stockholders for approval. Approval of the 1997 Plan will require the majority vote of stockholders voting in person or by proxy with respect to the 1997 Plan at the Annual Meeting. This summary of the material terms of the 1997 Plan is qualified in its entirety by reference to the complete text of the 1997 Plan which is attached to this Proxy Statement as Appendix A.

     PURPOSE. The purpose of the 1997 Plan is to encourage stock ownership through the grant of Stock Options ("Options") to certain officers and other eligible employees of the Company or of its subsidiary corporations or of its affiliates and joint ventures of which the Company is a partner or owner, so that they may acquire or increase their proprietary interest in the Company and to reward them for services to the Company, its subsidiaries or affiliates. The Company believes that participation in the 1997 Plan through receipt of incentive stock options ("Incentive Options") or nonqualified stock options ("Nonqualified Options") creates an incentive to increase the value of the stock of the Company and also strengthens the Company's ability to attract and retain officers and key employees in the employ of the Company.

     TERM. The 1997 Plan was adopted effective September 1, 1997, subject to approval by stockholders at this Annual Meeting. No Option may be granted under the 1997 Plan after September 1, 2007.

     ADMINISTRATION. The 1997 Plan is administered by the Committee, which consists of not less than two members who are disinterested persons (as defined in the 1997 Plan). All questions of interpretation and construction of the provisions of the 1997 Plan shall be determined by the Committee.

     PARTICIPATION. Participation in the 1997 Plan is limited to full-time employees ("Employees") selected by the Committee. The Company estimates approximately 150 Employees will be eligible to participate in the 1997 Plan. During the lifetime of the Employee, Options shall be exercisable only by the Employee, and no Option will be transferable otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. In addition, the Committee, in its discretion, may grant Options that are transferable, without payment of consideration, to immediate family members of the Employee or to trusts or partnerships for such family members.

     SHARES OF STOCK AVAILABLE FOR OPTIONS. A total of 1,000,000 shares of Common Stock is available for issuance under the Options. The shares may be treasury shares or authorized but unissued shares. In the event an Option expires, or terminates for any reason, or is surrendered, the shares of Common Stock allocable to the unexercised portion of that Option may again be subject to an Option under the 1997 Plan.

     The 1997 Plan provides that the number of shares subject thereto and shares covered by Options outstanding are subject to proportional adjustment for any increase or decrease in the number of issued shares of the Company resulting from a subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decease in the number of such shares effected without receipt of consideration.

     COMPENSATION DEDUCTION LIMITATION. In the Omnibus Budget Reconciliation Act of 1993 ("OBRA"), Congress enacted Section 162(m) of the Code which generally limits to $1,000,000 per year per employee the tax deduction available to public companies for certain compensation paid to designated executed ("covered employees"). These covered employees include the Chief Executive Officer and the next four highest compensated officers of the Company.

     OBRA provides an exception (Section 162(m)(4)(C)) from this deduction limitation, for certain "performance-based compensation," if specified requirements are satisfied. The 1997 Plan is designed to satisfy these statutory requirements. Therefore, if this 1997 Plan is approved by stockholders, the Company anticipates being entitled to deduct an amount equal to the ordinary income reportable by each optionee on exercise of a Nonqualified Option and the Early Disposition (as defined below) of shares of stock acquired by exercise of an Incentive Option.

     STOCK OPTIONS. The Committee may designate an Option as an Incentive Option or as a Nonqualified Option. The terms of each Option shall be set out in a written agreement which incorporates the terms of the 1997 Plan. The Option price may not be less than 100% of the fair market value of the Common Stock on the date of grant and may not be exercisable after 10 years from the date of grant. No Options shall be granted to any person who is the owner of more than 10% of the outstanding shares of Common Stock.

     EXERCISE OF OPTIONS. Options may be exercised by payment of the Option price in cash, by check or in shares of Common Stock previously owned for six months valued at fair market value on the date of exercise. Special rules apply which limit the time of exercise of an Option following an Employee's termination of employment. The Committee may impose restrictions on the exercise of any Option.

     AMENDMENT OF 1997 PLAN. The Board of Directors of the Company may suspend or discontinue the 1997 Plan or revise or amend it in any respect whatsoever except that, without approval of the stockholders, no such revision or amendment shall change the number of shares subject to the 1997 Plan, change the designation of the class of employees eligible to receive Options, decrease the price at which Options may be granted or remove the administration of the 1997 Plan from the Committee.

     CHANGES IN CAPITALIZATION. Subject to any required action by the stockholders, the number of shares covered by each outstanding Option and the price per share of each such Option shall be proportionally adjusted for any increase or decrease in the number of issued shares of the Company resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only the shares) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company.

     If the Company merges or consolidates with another corporation, whether or not the Company is the surviving corporation, or if the Company is liquidated or sells or otherwise disposes of substantially all of its assets, while unexercised Options remain outstanding under the 1997 Plan, (i) subject to the provisions of clause (iii) below, after the effective date of the merger, consolidation, liquidation, sale or other disposition, as the case may be, each holder of an outstanding Option shall be entitled, upon exercise of that Option, to receive, in lieu of shares, the number and class or classes of shares of stock or other securities or property to which the holder would have been entitled if, immediately prior to the merger, consolidation, liquidation, sale or other disposition, the holder had been the holder of record of a number of shares equal to the number of shares as to which that Option may be exercised;
(ii) the Board of Directors of the Company may waive any limitation set forth in or imposed pursuant to the 1997 Plan so that all Options, from and after a date prior to the effective date of such merger, consolidation, liquidation, sale or other disposition, as the case may be, specified by the Board of Directors of the Company, shall be exercisable in full; and (iii) all outstanding Options may be canceled by the Board of Directors as of the effective date of any merger, consolidation, liquidation, sale or other disposition, provided that any holder of an Option shall have the right immediately prior to such event to exercise his Option to the extent such holder is otherwise able to do so in accordance with the 1997 Plan and his individual stock option agreement.

     FEDERAL TAX CONSEQUENCES. The grant of Incentive Options to an Employee does not result in any income tax consequences. The exercise of an Incentive Option generally does not result in any income tax consequences to the Employee if the Incentive Option is exercised by the Employee during his employment with the Company or a subsidiary, or within a specified period after termination of employment. However, the excess of the fair market value of the shares of Common Stock as of the date of exercise over the Incentive Option price is a tax preference item for purposes of determining an Employee's alternative minimum tax, if applicable. An Employee who sells shares acquired pursuant to the exercise of an Incentive Option after the expiration of (i) two years from the date of grant of the Incentive Option, and (ii) one year after the transfer of the shares to him (the "Waiting Period") will generally recognize a long-term capital gain or loss on the sale.

     An Employee who disposes of his Incentive Option shares prior to the expiration of the Waiting Period (an "Early Disposition") generally will recognize ordinary income in the year of sale in an amount equal to the excess, if any, of (a) the lesser of (i) the fair market value of the shares as of the date of exercise or (ii) the amount realized on the sale, over (b) the Incentive Option price. Any additional amount realized on an Early Disposition should be treated as capital gain to the Employee, short or long term, depending on the

Employee's holding period for the shares. If the shares are sold for less than the option price, the Employee will not recognize any ordinary income but will recognize a capital loss, short or long term, depending on the holding period.

     The Company will not be entitled to a deduction as a result of the grant of an Incentive Option, the exercise of an Incentive Option, or the sale of Incentive Option shares after the Waiting Period. If an Employee disposes of Incentive Option shares in an Early Disposition, the Company would be entitled to deduct the amount of ordinary income recognized by the Employee.

     The grant of Nonqualified Options under the Incentive Plan will not result in the recognition of any taxable income by the Employee. An Employee will recognize ordinary income on the date of exercise of the Nonqualified Option equal to the excess, if any, of (i) the fair market value of the shares acquired as of the exercise date, over (ii) the exercise price. The tax basis of these shares for purposes of a subsequent sale includes the Nonqualified Option price paid and the ordinary income reported on exercise of the Nonqualified Option. The income reportable on exercise of a Nonqualified Option is subject to federal income and employment tax withholding. Generally, the Company will be entitled to a deduction in the amount reportable as income by the Employee on the exercise of a Nonqualified Option.

     Generally, the Company will be entitled to a deduction in the amount reportable as income by the Employee on the exercise of a Nonqualified Option.

     FISCAL 1997 OPTIONS. No Options have been granted under the 1997 Plan. As indicated above, the Committee has the power to determine, among other things, the Employees to be granted Options. As a result, the number of Options to be granted in the future to executive officers is not determinable at this time.

     THE COMPANY RECOMMENDS VOTING "FOR" PROPOSAL NO. 2.

   PROPOSAL NO. 3 -- RATIFICATION AND APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors of the Company has selected Arthur Andersen LLP as its independent public accountants to audit the accounts of the Company for the fiscal year ending June 28, 1998. Arthur Andersen LLP has advised the Company that it will have a representative in attendance at the Annual Meeting who will respond to appropriate questions presented at such meeting.

     Management recommends that the appointment of Arthur Andersen LLP as independent public accountants of the Company for the fiscal year ending June 28, 1998 be ratified by the stockholders. Unless otherwise specified, all properly executed proxies received by the Company will be voted for such ratification.

     THE COMPANY RECOMMENDS VOTING "FOR" PROPOSAL NO. 3.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters than those described above which are likely to come before the Annual Meeting. If any other matters properly come before the meeting, persons named in the accompanying form of proxy intend to vote such proxy in accordance with their best judgment on such matters.

               PROPOSALS AND NOMINATIONS FOR NEXT ANNUAL MEETING

     Any proposals of holders of Common Stock of the Company intended to be presented at the 1998 annual meeting of stockholders of the Company must be received by the Company at 2777 Allen Parkway, Houston, Texas 77019-2141,
Attention: Secretary, no later than May 22, 1998, to be included in the proxy statement relating to that annual meeting.

     Pursuant to the Company's Bylaws, any nomination of other persons to be elected as directors at the Annual Meeting may only be made by a stockholder who
(a) is the record or beneficial owner of at least $1,000 in market value of the Common Stock, (b) has held such Common Stock for at least one year and (c) continues to hold such Common Stock through the date on which the annual meeting is held, and such nomination must be received at the Company's principal business office not less than 120 calendar days in advance of the date of the Company's notice sent to stockholders for the previous year's annual meeting of stockholders. Any nomination of a candidate for director must be accompanied by
(i) a written description of the candidate's qualifications to serve as a director, including all information specified in paragraphs (e) and (f) of Item 401 of Regulation S-K and (ii) a written undertaking by the nominee to serve if elected.

                                          By Order of the Board of Directors
                                          Elizabeth B. Woodard
                                          SECRETARY

September 30, 1997

     THE COMPANY WILL FURNISH WITHOUT CHARGE COPIES OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 29, 1997 TO INTERESTED SECURITY HOLDERS ON REQUEST. THE COMPANY WILL FURNISH TO ANY SUCH PERSON ANY EXHIBITS DESCRIBED IN THE LIST ACCOMPANYING SUCH REPORT UPON PAYMENT OF REASONABLE FEES RELATING TO THE COMPANY'S FURNISHING SUCH EXHIBITS. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE SECRETARY AT THE COMPANY'S ADDRESS PREVIOUSLY SET FORTH.

PROXY                                                                      PROXY

                               RIVIANA FOODS INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned shareholder(s) of Riviana Foods Inc. (the "Company") hereby appoint JOSEPH A. HAFNER, JR. and W. DAVID HANKS and each of them, attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote in respect of the undersigned's shares of the Company's Common Stock at the Annual Meeting of Stockholders of the Company to be held at the Riviana Building, Plaza 1, 2777 Allen Parkway, Houston, Texas 77019-2141, at 9:00 a.m., Central Time on Wednesday, October 22, 1997 and at any adjournment(s) thereof, the number of shares the undersigned would be entitled to vote if personally present.

             Please mark your votes as indicated in this example [X]

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES SET FORTH BELOW AND "FOR" EACH OF PROPOSALS 2 AND 3 BELOW.

PROPOSAL 1: ELECTION OF DIRECTORS

      (INSTRUCTION: To withhold authority to vote for any nominee, strike a line through the nominee's name in the list below.)

   FOR the nominees listed to the right (except as marked to the contrary) [ ]

       WITHHOLD AUTHORITY to vote for all nominees listed to the right [ ]

Frank A. Godchaux III
Charles R. Godchaux
Joseph A. Hafner, Jr.
W. David Hanks
E. Wayne Ray, Jr.
Theresa G. Payne
W. Elton Kennedy
E. James Lowrey
Patrick W. Rose
Thomas B. Walker, Jr.
Mary G. Wieck


PROPOSAL 2: TO ADOPT THE 1997 RIVIANA FOODS INC. STOCK OPTION PLAN

                         FOR [ ] AGAINST [ ] ABSTAIN [ ]

PROPOSAL 3: TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 29,1998

                        FOR [ ] AGAINST [ ] ABSTAIN [ ]


4. In their discretion, on such other matters as may properly come before the 1997 Annual Meeting of Stockholders or any adjournment(s) thereof; all as more particularly described in the Proxy Statement, receipt of which is hereby acknowledged.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE BOARD OF DIRECTOR NOMINEES AND EACH OF PROPOSALS 2 AND 3. All prior proxies are hereby revoked.

---------------------------------------

---------------------------------------
              Signature(s)

Dated_____________________________,1997

(Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, etc., give full title as such. For joint accounts, each joint owner should sign.)

PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE PROXY CARD USING THE ENCLOSED ENVELOPE.

                                                                      APPENDIX A

                               RIVIANA FOODS INC.

                             1997 STOCK OPTION PLAN

     1.  PURPOSE

     This 1997 Stock Option Plan (the "Plan") is intended as an incentive and to encourage stock ownership by certain officers and other eligible employees of Riviana Foods Inc. (the "Corporation"), or of its subsidiary corporations (the "Subsidiary" or "Subsidiaries") as that term is defined in Section 424(f) of the Internal Revenue Code of 1986 (the "Code"), or of its affiliates and joint ventures of which the Corporation is a partner or owner (the "Affiliate" or "Affiliates"), so that they may acquire or increase their proprietary interest in the Corporation and to reward them for services to the Corporation, the Subsidiaries or the Affiliates in a manner that creates an incentive to increase the value of the stock of the Corporation and also to strengthen the Corporation's ability to attract and retain officers and key employees in the employ of the Corporation. Options granted pursuant to the Plan shall be either Incentive Stock Options ("ISO's") meeting the requirements of Section 422 of the Code, or any succeeding provisions, or Nonqualified Stock Options
("NQSO's") (collectively an "Option" or the "Options").

     2.  TERM OF PLAN

     The Plan is effective September 1, 1997, if within 90 days of such date, it shall have been approved by the vote of the holders of the majority of the shares of the Corporation. Options may be granted pursuant to the Plan from time to time within a period of ten (10) years from such date.

     3.  ADMINISTRATION

     The Plan shall be administered by a committee appointed by the Board of Directors of the Corporation (the "Committee"). The Committee shall consist of not less than two members of the Corporation's Board of Directors. The Board of Directors may from time to time remove members from or add members to the Committee. Vacancies on the Committee, however caused, shall be filled by the Board of Directors. The Committee shall select one of its members as Chairman and shall hold meetings at such times and places as it may determine. The action of a majority of the Committee at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be valid acts of the Committee. Each director, while a member of the Committee, shall meet the definition of "Non-Employee Director" contained in Rule 16b-3 ("Rule 16b-3") promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, (The "1934 Act"), and "Outside Director" under Section 162(m) of the Code.

     (a) AUTHORITY. The Committee shall periodically in its discretion have the authority to designate the eligible employees who shall be granted Options, the number of shares to be optioned to each optionee, and to establish any other Option terms and conditions consistent with provisions of the Plan. The interpretation and construction by the Committee of any provisions of the Plan or of any Option granted under it shall be final. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

     (b) DELEGATION OF AUTHORITY. The Committee may delegate some or all of its authority to the Chief Executive Officer or other senior member of management as it may determine in its discretion; provided, however, that any such delegation shall be in writing and that the Committee may not delegate its authority with regard to any matter or action affecting an officer subject to
Section 16 of the 1934 Act.

     (c) SECTION 162(M) OF THE CODE. With regards to all eligible employees, the Plan shall for all purposes, be interpreted and construed in accordance with
Section 162(m) of the Code.

     4.  ELIGIBILITY

     Full time employees (an "Optionee" or collectively, "Optionees") of the Corporation or its Subsidiaries or its Affiliates (including officers, whether or not they are directors) shall be able to participate in the Plan if designated by the Committee and who in the opinion of the Committee, can further the Plan's purpose.

     5.  STOCK

     (a) SOURCES OF SHARES. The stock subject to the Options shall be shares of the Corporation's authorized and unissued or reacquired $1 par value Common Stock (the term "shares" as used herein shall refer to shares of said $1 par value Common Stock of the Corporation, and the term "Shares" shall refer to shares that are subject to an Option granted under the Plan). The shares available for granting Options under the Plan shall be increased by any Options which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares. In addition, any shares reserved for issuance under the Corporation's 1994 Stock Option Plan ("the 1994 Plan") in excess of the number of shares as to which options have been granted thereunder, plus any shares to which options granted under the 1994 Plan may terminate, expire, forfeit or cancel, shall also be reserved and available for issuance or re-issuance under the Plan. Shares under the Plan may be delivered by the Corporation from its authorized but un-issued shares of Common Stock or from Common Stock held in the Corporation's Treasury.

     (b) MAXIMUM SHARES. The aggregate number of shares that may be issued under Options pursuant to the Plan shall not exceed 1,000,000 shares. The aggregate number of shares that may be issued under Options pursuant to the Plan to any Optionee shall not exceed 50,000 shares. The limitations established in
Section 7 of the Plan shall be subject to adjustment as provided in Section 9 of the Plan.

     6.  FORM OF OPTIONS

     Options granted pursuant to the Plan need not be uniform and may be made selectively among eligible employees who received, or who are eligible to receive Options, whether or not such eligible employees are similarly situated.

     7.  LIMITATIONS

     (a) The aggregate fair market value (determined at the date of grant of an ISO in accordance with Section 8(c) of the Plan) of shares with respect to which Options first become exercisable by an Optionee in any calendar year shall not exceed $100,000, plus any carryover amount permitted under the Code.

     (b) No Options shall be granted to any person who, on the date of the grant, is the owner of more than 10% of the total combined voting power of the Corporation, the Subsidiaries or the Affiliates.

     8.  TERMS AND CONDITIONS

     (a) INDIVIDUAL STOCK OPTION AGREEMENTS. Each Option granted pursuant to the Plan shall be evidenced by a written agreement, specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time approve.

     (b)  TERM OF OPTIONS.  All Stock Options shall not expire later than ten
(10) years from the effective date of the Option's grant.

     (c) OPTION PRICE. Each Option shall state the Option price, which shall not be less than the greater of (i) 100% of the fair market value of the Shares subject to the Option and (ii) the par value of the Common Stock. Fair market value shall be determined as the last closing price of the shares on the Nasdaq National Market on the date that the Option is granted by the Committee. Subject to the foregoing, the Committee, in fixing the Option price, shall have full authority and discretion and be fully protected in doing so.

     (d) METHOD AND TIME OF PAYMENT. The Option price shall be payable on the exercise of the Option and may be paid (i) in United States Dollars in cash or by check, or (ii) by transferring a number of shares, previously owned for a period of at least six months, valued as provided in Section (c) above, as of the date of transfer having a value equal to the Option price, or (iii) by any combination thereof.

     (e) VESTING. The shares covered by an Option may be purchased in such installments and on such exercise dates as the Committee may determine.

     (f) TRANSFERABILITY AND NON-ASSIGNABILITY. Except as set forth below, no Option granted under this Plan shall be transferable or assignable by the Optionee otherwise than by will or under the laws of descent and distribution of the state or country in which the Optionee resided on the date of Optionee's death or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder and allowed by Section 424(c)(4) of the Code, nor shall any Option be granted to or exercisable, during the Optionee's lifetime, by anyone other than the Optionee. At its discretion, the Committee may grant Options that are transferable, without payment of consideration, to immediate family members of the Optionee or to trusts or partnerships for such family members.

     (g) CONDITIONS TO EXERCISE OF OPTIONS. In order to exercise an Option granted hereunder, in whole or in part, the Optionee must meet any additional specific conditions imposed by the Committee at the time of the granting of the Option. Such conditions, which if achieved, and in the discretion of the Committee, may result in exercisability or early exercisability of the Option provided that no Option granted under this Plan (or any portion thereof) shall be exercisable within one (1) year after the date of grant. Such specific conditions may be in the form of achievement goals for the individual Optionee based upon predetermined minimum increases over a specified period or periods of time, in sales, gross profits, pre-tax earnings, productivity, or other goals or standards. The imposition of such achievement goals and conditions shall be in the sole discretion of the Committee. Such goals and conditions may differ between individual employees of the Corporation or of its Subsidiaries, affiliates and joint ventures, between classes of employees of the Corporation or any Subsidiary, or Affiliate, and separately as a class between the employees of the Corporation, and the employees of the Subsidiaries or the Affiliates.

     (h) DEATH OF OPTIONEE AND TRANSFER OF OPTION. If the Optionee shall die while in the employ of the Corporation, the Subsidiary, or the Affiliate and shall not have fully exercised the Option, the Option may be exercised, subject to the condition that no Option shall be exercisable after the expiration of ten years from the date it is granted, to the extent that Optionee's right to exercise such Option had accrued pursuant to this Section 8 of the Plan at the time of the Optionee's death and had not previously been exercised, at any time within one (1) year after the Optionee's death, by the executors or administrators of the Optionee or by any person or persons who shall have acquired the Option directly from the Optionee by bequest or inheritance.

     (i) TERMINATION OF EMPLOYMENT. (i) Upon termination of the Optionee's employment by reason of permanent and total disability as defined under Section 22(e)(3) of the Code, an Option may be exercised, but only to the extent exercisable on the date of such permanent and total disability, within one (1) year from and after the date of such termination of employment. (ii) Upon termination of the Optionee's employment by reason of retirement, an Option may be exercised, but only to the extent exercisable on the date of such retirement, within (1) year from and after the date of such termination of employment. (iii) Upon termination of the Optionee's employment by reason of termination, other than retirement or disability as defined by clause (i) or (ii) of this Section 8
(i), an Option may be exercised, but only to the extent exercisable on the date of such termination, within three (3) months from and after the date of such termination of employment. (iv) A transfer of the Optionee's employment from one Subsidiary or Affiliate to another shall not be deemed to be a termination of the Optionee's employment.

     (j) LEAVE OF ABSENCE. The Committee shall be entitled to make such rules, regulations and determination as it deems appropriate under the Plan in respect of any leave of absence taken by an Optionee. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment within the meaning the Plan and (ii) the impact , if any, of any such leave of absence on Options granted under the Plan theretofore made to any Optionee who takes such leave of absence.

     9.  CHANGES IN CAPITALIZATION

     Subject to any required action by the stockholders, the number of shares covered by each outstanding Option and the price per share of each such Option shall be proportionately adjusted for any increase or decrease in the number of issued shares of the Corporation resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the shares) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Corporation.

     If the Corporation merges or consolidates with another corporation, whether or not the Corporation is a surviving corporation, or if the Corporation is liquidated or sells or otherwise disposes of substantially all of its assets while unexercised Options remain outstanding under the Plan, (i) subject to the provisions of clause (iii) of this Section 9 below, after the effective date of the merger, consolidation, liquidation, sale or other disposition, as the case may be, each holder of an outstanding Option shall be entitled, upon exercise of that Option, to receive, in lieu of shares, the number and class or classes of shares of stock or other securities or property to which the holder would have been entitled if, immediately prior to the merger, consolidation, liquidation, sale or other disposition, the holder had been the holder of record of a number of shares equal to the number of shares as to which that Option may be exercised; (ii) the Board of Directors may waive any limitations set forth in or imposed pursuant to this Plan so that all Options, from and after a date prior to the effective date of such merger, consolidation, liquidation, sale or other disposition, as the case may be, specified by the Board of Directors, shall be exercisable in full; and (iii) all outstanding Options may be canceled by the Board of Directors as of the effective date of any merger, consolidation, liquidation, sale or other disposition, provided that any Optionee shall have the right immediately prior to such event to exercise his Option to the extent such Optionee is otherwise able to do so in accordance with this Plan and his individual stock option agreement.

     In the event of a change in the shares of the Corporation as presently constituted that is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the shares within the meaning of the Plan.

     To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive; provided that the character of an Option shall be not adjusted in a manner that causes the Option to not qualify under the terms and conditions of that Option or the meaning of the Plan.

     Except as hereinbefore expressly provided in this Section 9, the Optionee shall have no rights (i) by reason of any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, or (ii) by reason of any dissolution, liquidation, merger, or consolidation, spin-off of assets or stock of another corporation, or any issue by the Corporation of shares of stock of any class, nor shall any of these actions affect or cause an adjustment to be made with respect to, the number or price of shares subject to an Option.

     The grant of any Option pursuant to the Plan shall not affect in any way the right or power of the Corporation (i) to make adjustments, reclassification, reorganization or changes of its capital or business structure, (ii) to merge or consolidate, (iii) to dissolve, liquidate or sell or transfer all or any part of its business or assets, or (iv) to issue any bonds, debentures , preferred or other preference stock ahead of or affecting the shares. If any action described in the preceding sentence results in a fractional share for any Optionee under any Option hereunder, such fraction shall be disregarded and Optionee shall only be entitled to the whole number of shares resulting from such adjustment.

     10.  RIGHTS AS A STOCKHOLDER

     An Optionee or a transferee of an Option shall have no rights as a stockholder with respect to any Shares covered by his Option until the date of the issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in
Section 8 and Section 9 hereof.

     11.  INVESTMENT PURPOSE

     The Company shall not be obligated to sell or issue any shares pursuant to any Option unless the shares with respect to which the Option is being exercised are at the time effectively registered or exempt from registration under the Securities Act of 1933, as amended.

     Notwithstanding anything in the Plan to the contrary, each Option under the Plan shall be granted on the condition that the purchase of shares thereunder shall be for investment purposes, and not with a view to resale or distribution. However, if the shares subject to such Option are registered under the Securities Act of 1933, as amended, or if a resale of such shares without such registration otherwise would be permissible, such condition shall be inoperative if in the opinion of counsel for the Corporation such condition is not required under the Securities Act of 1933, as amended, or any other applicable law, regulation, or rule of any governmental agency.

     12.  OTHER PROVISIONS

     Options granted under the Plan shall also contain such other provisions as the Committee or the Board of Directors of the Corporation shall deem advisable subject to any limitation in the discretion of the Board of Directors required by Rule 16b-3 under the 1934 Act, or by Section 162(m) of the Code.

     13.  INDEMNIFICATION OF COMMITTEE

     In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding (except in relation to matters as to which it shall adjudged in such action, suit or proceeding that such Committee member is liable for willful misconduct in the performance of his duties) if within sixty (60) days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

     14.  FORFEITURE

     Notwithstanding any other provision of this Plan, if the Committee finds that (i) the Optionee, before or after termination of his employment with the Corporation, Subsidiary, affiliate or joint venture (as used in this Section 14, an "Employer"), committed fraud, embezzlement, theft, a felony, or proven dishonesty in the course of his employment by Employer that damaged Employer, or disclosed trade secrets of Employer, or (ii) the Optionee, before or after termination of employment with the Employer for any reason, participated, engaged in or had a financial or other interest as an employee, officer, shareholder, owner or otherwise (except as the owner of less than 1% of the common stock of a corporation whose stock is registered under the 1934 Act), in any commercial endeavor that is competitive with the business of Employer, then any outstanding Options that have not been exercised by the Optionee will be forfeited. The decision of the Committee as to the nature of an Optionee's conduct, the damage done to Employer and the extent of the Optionee's competitive activity will be final. No decision of the Committee, however, will affect the finality of the termination of the Optionee by Employer in any manner.

     15.  MISCELLANEOUS

     (a) AMENDMENT OF THE PLAN. The Board of Directors of the Corporation may, insofar as permitted by law, from time to time, with respect to any shares at the time not subject to Options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever except that, without approval of the stockholders, (i) no such revision or amendment shall change the number of shares subject to the Plan, change the designation of the class of employees eligible to receive Options, decrease the price at which Options may be granted or remove the administration of the Plan from the Committee, and (ii) no such revision or amendment shall materially increase the number of shares that may be issued under the Plan, materially modify the requirements as to eligibility for participation in the Plan, or otherwise materially increase the benefits accruing to participants under the Plan.

     (b) FOREIGN JURISDICTIONS. Options may be granted, without amending the Plan, to participants who are foreign nationals or employed outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgement of the Committee, be necessary or desirable to further the purpose of the Plan or to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or alternative versions of the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, no such supplement or alternative version shall (i) increase the number of available shares under Section 5 (b) of the Plan; or (ii) cause the Plan to cease to satisfy any considerations of Rule 16b-3 under the 1934 Act or with respect to employees subject to Section 162 (m) of the Code.

     (c) WITHHOLDING TAX REQUIREMENT. Whenever the Corporation proposes or is required to issue or transfer shares under the Plan, the Corporation shall have the right to require the Optionee to remit to the Corporation an amount sufficient to satisfy any federal, state, or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Alternatively, the Corporation may issue or transfer such shares net of the number of shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares shall be valued on the date the withholding obligation is incurred.

     (d) NO RIGHTS OF EMPLOYMENT. Neither the granting of Options or the exercise of the same shall be construed as granting the Optionee any right with respect to continuance of employment with the Corporation, the Subsidiary or the Affiliate. Except as may otherwise be limited by a written agreement between the Corporation and the Optionee, the right of the Corporation, the Subsidiary or the Affiliate to terminate at will the Optionee's employment with it at any time (whether by dismissal, discharge, retirement or otherwise) is specifically reserved by the Corporation, the Subsidiary or the Affiliate.

     (e) GOVERNING LAWS. The validity, construction, interpretation and effect of this Plan and instrument shall exclusively be governed by and determined in accordance with the laws of the State of Delaware, except to the extent preempted by Federal law, which shall to that extent govern.